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EXHIBIT 8.1.
LIST OF BANCOLOMBIA'S SUBSIDIARIES AS OF DECEMBER 31, 2006.

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                   ENTITY                        JURISDICTION OF            BUSINESS                    SHAREHOLDING DIRECTLY
                                                  INCORPORATION                                            AND INDIRECTLY
Leasing Bancolombia S.A.                    Colombia                Leasing                                             100.00%
Fiduciaria Bancolombia S.A.                 Colombia                Trust                                                98.81%
Bancolombia (Panama), S.A.                  Panama                  Banking                                             100.00%
Banca Inversion Bancolombia S.A.            Colombia                Investment Banking                                  100.00%
Almacenes Generales de Depositos S.A.       Colombia                Warehousing and logistics                            98.31%
Sufinanciamiento S.A.                       Colombia                Financial services                                   99.98%
Suleasing Internacional S.A.                Panama                  Leasing                                             100.00%
Valores Bancolombia S.A.                    Colombia                Securities brokerage                                100.00%
Bancolombia Puerto Rico                     Puerto Rico             Banking                                             100.00%
Multienlace S.A.                            Colombia                Contact center                                       98.20%
Inversiones Valores y Logistica S.A.        Colombia                Investments                                          98.31%
Factoring Bancolombia S.A.                  Colombia                Financial services                                   99.97%
Patrimonio Autonomo CV Sufinanciamiento     Colombia                Loan management                                     100.00%
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